Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1’17 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – April 27, 2017 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended March 31, 2017. Total revenues were $123.5 million and rental revenues were $114.7 million, as compared to $124.5 million and $117.4 million, respectively, for the same period last year.

Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $93.8 million and $20.9 million, respectively.

The Company recorded net income of $10.2 million, or $0.23 per diluted share, in the first quarter of 2017, as compared to net income of $11.0 million, or $0.25 per diluted share, for the first quarter of 2016. On an adjusted basis, first quarter net income was $10.9 million, or $0.25 per diluted share, as compared to adjusted net income of $12.4 million, or $0.28 per diluted share, for the first quarter of 2016. Adjusted EBITDA was $41.7 million and adjusted EBITDA margin was 33.7% for the first quarter of 2017.

Dividend

The Company’s Board of Directors declared a cash dividend of 22.7 cents per share, which will be paid on May 31, 2017 to shareholders of record on May 17, 2017.

First Quarter 2017 Highlights

•	Raised Storage Solutions rental rates by 2.6% year-over-year.

•	Drove an 8.6% increase in North America Storage Solutions activations year-over-year and increased total Storage Solutions average units on rent by 3.2% year-over-year.

•	Delivered a 3.1% increase in Storage Solutions rental revenues on a constant currency basis. Including the impact of unfavorable currency fluctuations, Storage Solutions rental revenues increased 0.1%.

•	Experienced lower project and deferred maintenance activity in the beginning of 2017, resulting in decreased Tank & Pump Solutions rental revenues of 11.4% year-over-year.

•	Achieved adjusted EBITDA of $41.7 million, with an adjusted EBITDA margin of 33.7%.

•	Generated net cash from operating activities of $32.7 million and strong free cash flow of $23.7 million.

•	Attained the highest quarterly average Net Promoter Score in Mobile Mini’s history, underscoring our commitment to world-class customer service.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “During the quarter, we drove year-over-year rate increases of 2.6% in Storage Solutions, while increasing North America activations 8.6%. Overall we had strong year-over-year growth of 3.1% in our Storage Solutions rental revenues. This growth demonstrates that our expanded salesforce is gaining traction and gives us confidence that we will continue to drive additional revenue increases in the future.”

Mr. Olsson continued, “In our Tank & Pump Solutions business, the majority of the year-over-year decline in rental revenues resulted from fewer large infrastructure projects and deferred maintenance activity in the first quarter of this year, negatively impacting our diversified and downstream business segments. After a slow start in the upstream business segment we saw strengthening towards the end of the quarter. While market fluctuations and the timing of projects creates some variability in year-over-year comparisons, our outlook remains positive for the rest of 2017.”

Conference Call

Mobile Mini will host a conference call today, Thursday, April 27 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of storage solutions through its total rental fleet of approximately 210,900 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,000 units. Mobile Mini’s network is comprised of 156 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to continue to be strongly positioned in both the portable storage and specialty containment markets, execute our salesforce model and provide tools to our ISRs to ensure their success, and continue to increase our ISR headcount and drive topline growth, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$114,742	$—	$114,742	$117,356	$—	$117,356
Sales	7,978	—	7,978	6,891	—	6,891
Other	807	—	807	286	—	286

Total revenues	123,527	—	123,527	124,533	—	124,533

Costs and expenses:
Rental, selling and general expenses	78,359	(330)	78,029	76,302	—	76,302
Cost of sales	5,112	—	5,112	4,611	—	4,611
Restructuring expenses	899	(899)	—	2,248	(2,248)	—
Depreciation and amortization	15,264	—	15,264	15,177	—	15,177

Total costs and expenses	99,634	(1,229)	98,405	98,338	(2,248)	96,090

Income from operations	23,893	1,229	25,122	26,195	2,248	28,443

Other expense:
Interest expense	(8,402)	—	(8,402)	(8,484)	—	(8,484)
Foreign currency exchange	(9)	—	(9)	—	—	—

Income before income tax provision	15,482	1,229	16,711	17,711	2,248	19,959

Income tax provision	5,330	456	5,786	6,713	887	7,600

Net income	$10,152	$773	$10,925	$10,998	$1,361	$12,359

EBITDA/Adjusted EBITDA	$39,148		$41,688	$41,372		$46,184
EBITDA/Adjusted EBITDA as a percentage of total revenues	31.7%		33.7%	33.2%		37.1%

Earnings per share:
Basic	$0.23		$0.25	$0.25		$0.28
Diluted	0.23		0.25	0.25		0.28

Weighted average number of common and common share equivalents outstanding:
Basic	44,109		44,109	44,219		44,219
Diluted	44,341		44,341	44,335		44,335

(1)	Adjusted column for the three months ended March 31, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended March 31, 2017 include the following, along with the related tax effects:

•	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses.

•	Reduction of $0.2 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.

•	Exclusion of $0.9 million in costs related to the restructuring of our business operations.

(2)	Adjusted column for the three months ended March 31, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended March 31, 2016 related to the restructuring of our business operations, along with the related tax effects.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2017	2016
As of March 31:
Stand-alone Storage Solutions locations	123	130
Stand-alone Tank & Pump Solutions locations	18	18
Combined Storage Solutions and Tank & Pump Solutions locations	15	11
Storage Solutions rental fleet units	210,900	206,100
Tank & Pump Solutions rental fleet units	12,000	11,900

Utilization - Three months ended March 31
Storage Solutions - utilization based on number of units	69.0%	68.3%
Tank & Pump Solutions - utilization based on original equipment cost (1)	61.9%

(1)	Utilization for Tank & Pump Solutions is calculated as the average original cost of equipment on rent, excluding re-rented equipment, divided by the average original cost of equipment in the fleet. This statistic has been calculated since the three-month period ending June 30, 2016; no comparable statistic is available for the prior-year period.

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$93,806	$20,936	$114,742	$93,728	$23,628	$117,356
Sales	6,864	1,114	7,978	5,292	1,599	6,891
Other	673	134	807	267	19	286

Total revenues	101,343	22,184	123,527	99,287	25,246	124,533

Costs and expenses:
Rental, selling and general expenses	61,895	16,134	78,029	60,854	15,448	76,302
Cost of sales	4,601	511	5,112	3,399	1,212	4,611
Depreciation and amortization	9,183	6,081	15,264	8,138	7,039	15,177

Total costs and expenses	75,679	22,726	98,405	72,391	23,699	96,090

Income (loss) from operations	$25,664	$(542)	$25,122	$26,896	$1,547	$28,443

Adjusted EBITDA	$36,092	$5,596	$41,688	$37,524	$8,660	$46,184
Adjusted EBITDA Margin	35.6%	25.2%	33.7%	37.8%	34.3%	37.1%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$7,609	$4,137
Receivables, net	89,845	99,175
Inventories	16,439	15,412
Rental fleet, net	951,458	950,065
Property, plant and equipment, net	150,997	149,197
Other assets	15,701	14,930
Intangibles, net	66,802	68,420
Goodwill	704,235	703,558

Total assets	$2,003,086	$2,004,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$30,415	$27,388
Accrued liabilities	58,660	64,126
Lines of credit	638,827	641,160
Obligations under capital leases	50,824	50,704
Senior notes, net	245,371	245,212
Deferred income taxes	226,908	240,690

Total liabilities	1,251,005	1,269,280

Stockholders’ equity:
Common stock	495	493
Additional paid-in capital	595,149	592,071
Retained earnings	381,419	362,896
Accumulated other comprehensive loss	(78,544)	(81,047)
Treasury stock	(146,438)	(138,799)

Total stockholders’ equity	752,081	735,614

Total liabilities and stockholders’ equity	$2,003,086	$2,004,894

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$10,152	$10,998
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,164	1,203
Amortization of deferred financing costs	515	468
Amortization of long-term liabilities	32	29
Share-based compensation expense	1,311	2,564
Depreciation and amortization	15,264	15,177
Gain on sale of rental fleet	(1,703)	(1,378)
Loss on disposal of property, plant and equipment	18	338
Deferred income taxes	4,943	6,560
Foreign currency transaction loss	9	—
Changes in certain assets and liabilities, net of effect of businesses acquired	1,018	(678)

Net cash provided by operating activities	32,723	35,281

Cash flows from investing activities:
Cash paid for businesses acquired, net of cash acquired	—	(9,206)
Additions to rental fleet, excluding acquisitions	(10,006)	(10,884)
Proceeds from sale of rental fleet	4,622	3,970
Additions to property, plant and equipment, excluding acquisitions	(3,748)	(8,310)
Proceeds from sale of property, plant and equipment	68	840

Net cash used in investing activities	(9,064)	(23,590)

Cash flows from financing activities:
Net (repayments) borrowings under lines of credit	(2,334)	5,152
Deferred financing costs	(13)	(193)
Principal payments on capital lease obligations	(1,760)	(1,433)
Issuance of common stock	1,640	—
Dividend payments	(10,145)	(9,152)
Purchase of treasury stock	(7,639)	(7,084)

Net cash used in financing activities	(20,251)	(12,710)

Effect of exchange rate changes on cash	64	40

Net change in cash	3,472	(979)

Cash and cash equivalents at beginning of period	4,137	1,613

Cash and cash equivalents at end of period	$7,609	$634

Equipment and other acquired through capital lease obligations	$1,879	$5,461
Capital expenditures accrued or payable	5,541	9,112

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Net income	$10,152	$10,998
Interest expense	8,402	8,484
Income tax provision	5,330	6,713
Depreciation and amortization	15,264	15,177

EBITDA	39,148	41,372

Share-based compensation expense	1,311	2,564
Restructuring expenses	899	2,248
Acquisition-related expenses	88	—
Other	242	—

Adjusted EBITDA	$41,688	$46,184

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$32,723	$35,281
Interest paid	13,671	3,878
Income and franchise taxes paid	—	68
Share-based compensation expense	(1,311)	(2,564)
Gain on sale of rental fleet	1,703	1,378
Loss on disposal of property, plant and equipment	(18)	(338)
Changes in other assets and liabilities, net of effect of businesses acquired	(7,620)	3,669

EBITDA	$39,148	$41,372

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$32,723	$35,281

Additions to rental fleet, excluding acquisitions	(10,006)	(10,884)
Proceeds from sale of rental fleet	4,622	3,970
Additions to property, plant and equipment, excluding acquisitions	(3,748)	(8,310)
Proceeds from sale of property, plant and equipment	68	840

Net capital expenditures, excluding acquisitions	(9,064)	(14,384)

Free cash flow	$23,659	$20,897

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues for the three months ended March 31, 2017 were $2.9 million higher than when calculated in accordance with GAAP.